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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement of National Equipment Services, Inc. on Form S-4 of our report dated February 6, 1998, except for the information in Note 6 as to which the date is March 23, 1998 and except for the information in Note 12 as to which the date is April 1, 1998, relating to the financial statements of Falconite, Inc., which appear in such Prospectus. We also consent to the reference to us under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
February 1, 1999